Exhibit 99.3

Cipher Mining Inc. Announces Proposed Offering of $333 Million of Additional Senior Secured Notes

NEW YORK— November 20, 2025 — Cipher Mining Inc. (NASDAQ:CIFR) (“Cipher” or the “Company”), a leading owner, developer and operator of industrial-scale data centers, today announced that its wholly-owned subsidiary, Cipher Compute LLC (the “Issuer”), intends to offer, subject to market conditions and other factors, $333.0 million aggregate principal amount of additional 7.125% senior secured notes due 2030 (the “Additional Notes”), in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Additional Notes will constitute a further issuance of the Issuer’s 7.125% senior secured notes due 2030, which were issued on November 13, 2025 (the “Existing Notes” and together with the Additional Notes, the “Notes”). The Additional Notes will have identical terms and conditions (other than the issue date and issue price) as the Existing Notes. Upon completion of the offering, the Issuer will have $1.733 billion in aggregate principal amount of 7.125% senior secured notes due 2030 outstanding.

The Issuer intends to use the net proceeds from the offering to finance a portion of the construction costs associated with additional facilities within the Barber Lake Facility, a high-performance computing data center near Colorado City, Texas.

The Additional Notes will be fully and unconditionally guaranteed by Cipher Barber Lake LLC (the “Guarantor”), a wholly-owned direct subsidiary of the Issuer. The Additional Notes and related note guarantee will be secured by first-priority liens on (i) substantially all assets of the Issuer and the Guarantor, other than certain excluded property, (ii) all equity interests of the Issuer held by Cipher Songbird LLC, a Delaware limited liability company and the direct parent company of the Issuer, (iii) if and when established by Fluidstack, a designated lockbox account of Fluidstack USA II Inc., and (iv) prior to the completion of the initial construction phase of the Barber Lake Facility, a pledge by Google LLC of the warrants to purchase common stock of Cipher.

Cipher will enter into an amendment and restatement of the completion guarantee that it entered into in connection with the issuance of the Existing Notes, under which it will fund the Issuer as necessary to ensure the timely completion of the Barber Lake Facility (including the additional facilities) in the event that the proceeds of the Notes and other available funds are insufficient to do so.

The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The Additional Notes have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Additional Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Additional Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Additional Notes, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cipher

Cipher is focused on the development and operation of industrial-scale data centers for bitcoin mining and HPC hosting. Cipher aims to be a market leader in innovation, including in bitcoin mining growth, data center construction and as a hosting partner to the world's largest HPC companies.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as statements regarding the completion, timing and size of the proposed offering of the notes, and the intended use of the net proceeds, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts we may make to modify aspects of our business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 7, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 3, 2025, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Investor Contact:
Courtney Knight
Head of Investor Relations at Cipher Mining
courtney.knight@ciphermining.com

Media Contact:
Ryan Dicovitsky
Dukas Linden Public Relations
CipherMining@DLPR.com